Exhibit 10.16

COOPERATION AGREEMENT

THIS COOPERATION AGREEMENT ("Agreement") dated this _____ day of _____ 2010 by and between the Tongji University of China, having its principal place of business at 4800 Cao An Road, 201804, Shanghai, P.R. China, hereinafter referred to as "Tongji University", and The Coates Trust and Coates International, Ltd, having its principal place of business at 2100 Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719-9738, United States, hereinafter collectively referred to as "Coates".

RECITALS

WHEREAS, Coates owns and has the rights to certain patented technology and technical information relating to internal combustion engine design known as the Coates Spherical Rotary Valve Internal Combustion Engine (the "CSRV Engine").

WHEREAS, Tongji University is contracted to test the CSRV Engine at its Automobile Advanced Research Center in Shanghai, China, under the entrustment of Coates, and will produce a formal engine performance report after the test. If the test result demonstrates significant improvement by the CSRV Engine comparing with original engines, Tongji University will set up cooperative program with Coates to promote and market the CSRV technology in China.

WHEREAS, to deepen the cooperative relationship between both parties, Mr. George J. Coates, the founder, president and CEO of Coates International, Ltd., will deliver a speech to the students of Tongji University about the CSRV technology and will answer the students' questions about engine technology and the development of the automobile industry.

NOW THEREFORE, in consideration of the premises and covenants, and other good and valuable consideration, the mutual promises of the performance of the under taking herein, it is agreed by and between the parties hereto as follows in this agreement including the recitals.

ARTICLE I — DEFINITIONS

1.1"CSRV" shall mean the Coates Spherical Rotary Valve System.

1.1 "CSRV"

1.2 "CSRV VALVE SYSTEM" shall mean a cylinder head or heads for an internal combustion piston engine manufactured in accordance with the patent rights and/or technical information of the Coates Spherical Rotary Valve System.

1.3 "CSRV VALVE SEAL" shall mean a valve seal for use with a CSRV Rotary Valve Sphere in the Coates Spherical Rotary Valve System.

1.4 "CSRV ROTARY VALVE SPHERE" shall mean a spherical rotary valve used in the CSRV Valve System in accordance with technical specifications.

1.5  "CSRV COMPONENTS" shall mean the parts that when assembled comprise the patented CSRV Combustion Engine.

1.6"Confidential Information" shall mean all data, materials, products, technology, computer programs, specifications, manuals, business plans, software, marketing plans, financial information, and other information directly or indirectly relating to CSRV Engine and its technology, disclosed or submitted, orally, in writing, or by any other media, to Tongji University from Coates, except for those received from the public domain or provided otherwise in this Agreement.

1.7 "WATER COOLING SYSTEM" shall mean the mechanical system used for cooling the exhaustive CSRV shafts and bearings.

1.8   "ENGINE" OR "ENGINES" shall mean all Coates Internal Combustion Engines(s) employing the Coates Spherical Rotary Valve System

1.9           "FIELD OF USE" shall mean the use of the Coates CSRV Engine System as a test engine.

1.10 "COATES ENGINE" shall mean a Coates patented device, which produces kinetic energy, having a CSRV Engine as its power source.

1.11 "DOLLARS" AND "$" shall mean the official currency of the Government of the United States of America.

1.12 "IMPROVEMENT" shall mean any improvement, change or modification to the CSRV Engine, or CSRV Valve System, the CSRV Valve Seal and/or Drive System which may be developed, created or acquired by either party to this Agreement, but only to the extent that the same comes within the scope of one or more claims in the Patent Rights.

1.13 "PATENT RIGHTS" shall mean the patents, patents pending and patent applications, as listed in Appendix 1.13, and all patents which may be issued pursuant to such patent applications, together with any continuation or continuations-in-part thereof, and all patents issuing thereon or therefrom including reissues, patents of addition and any registration or configuration patents corresponding thereto.

1.14 "REGULATORY APPROVAL" shall mean, with respect to the People's Republic of China, all governmental approvals necessary for Tongji University to test the CSRV Engine and its related products.

1.15 "REGULATORY AUTHORITY" shall mean, with respect to the People's Republic of China and the governmental authority responsible for granting Regulatory Approval.

1.16 "TECHNICAL INFORMATION" shall mean all information imparted by Coates to Tongji University, together with all proprietary information, trade secrets, skills and experience, recorded and unrecorded, accumulated from time to time and during the term of this Agreement, relating to the CSRV Engine and all designs, drawings, specifications and the like, owned by Coates, insofar as the same relate to the CSRV Engine.

1.17 "TECHNICAL SPECIFICATIONS" shall mean the specifications and performance parameters developed by Coates for the CSRV Engine.

1.18 "TERRITORY" shall mean the People's Republic of China, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

ARTICLE II — TECHNICAL COOPERATION AND APPROVALS

2.1 TECHNICAL COOPERATIONUpon request by Tongji University, Coates shall furnish to Tongji University technical assistance, and vice versa.

2.2 REGULATORY APPROVALS For the full term of this Agreement, Tongji University will be responsible for obtaining regulatory approvals, if applicable, for testing the CSRV Engines in China. Coates agrees to provide Tongji University with all reasonable assistance and cooperation in the preparation and submission of any application for such regulatory approval.

ARTICLE III — CONFIDENTIAL INFORMATION

3.1 Tongji University shall use all Technical Information and Technical Specifications obtained heretofore or hereafter from Coates for the sole purpose of testing under this Agreement.

3.2  Tongji University agrees to hold in confidence any and all Confidential Information disclosed, directly or indirectly, to Tongji University by Coates under this Agreement except that such obligation does not extend to: (a) Technical Information and Technical Specifications which at the time of disclosure are in the public domain; (b) Technical Information and Technical Specifications which after disclosure is published or otherwise becomes part of the public domain through no fault of Tongji University (but only after, and only to the extent that, it is published or otherwise becomes part of the public domain); (c) Technical Information which Tongji University can prove was in its possession (as evidenced by Tongji University's written records) at the time of the disclosure and was not acquired, directly or indirectly from Coates or from a third party under an obligation of confidence; and (d) Technical Information and Technical Specifications which Tongji University can prove was received by it (as evidenced by Tongji University's written records) after the time of disclosure hereunder from a third party who did not require Tongji University to hold it in confidence and who did not acquire it, directly or indirectly, from Coates under an obligation of confidence.

3.3  Tongji University agrees, upon request by Coates, to obtain from its officers, employees, agents and other persons having access to Confidential Information, a duly binding agreement to maintain such information in confidence, each such agreement must be drafted by Coates or in a form reasonably acceptable to Coates.

ARTICLE IV — COSTS AND EXPENSES

4.1  Tongji University agrees to be solely responsible for all testing costs and expenses incurred with the CSRV Engine test in China.

4.2   Coates shall transport to Tongji University on its own expenses a CSRV 1600cc 4-cyl engine and a 1600cc 4-cyl poppet valve engine for comparison. Coates shall also be responsible for all the custom declaration fees for such engines. Tongji University shall corporate with Coates on the transportation of such equipments.

ARTICLE V — MARKETING AND LICENSING

5.1  Coates will license the CSRV Technology to Chinese engine manufacturers if it deems appropriate after receiving the test report.

ARTICLE VI — PATENT ENFORCEMENT

6.1  Tongji University shall immediately inform Coates of any actual or potential infringement of the Patent Rights by any third party which may come to Tongji University's attention. It shall be solely at Coates' discretion (which it shall not be obligated to exercise) to terminate any such potential or actual infringement of any of•the Patent Rights.

ARTICLE VII — REPRESENTATIONS AND WARRANTIES

7.1  Coates represents and warrants as follows:

(a)  Coates Trust is a duly organized, validly existing corporation in the Commonwealth of the Bahamas and Coates International, Ltd. is a duly organized, validly existing corporation in the United States of America. Since the establishment, the corporate charters of Coates Trust and Coates International, Ltd have never been revoked or suspended.

(b)  Coates is the rightful owner of the Patent Rights and has the exclusive right to license all of the Patent Rights.

(c)  All Technical Information delivered prior to the date of execution hereof has been, and all Technical Information delivered hereafter will be, to the best of Coates' knowledge, substantially accurate and complete with respect to material matters.

(d)  Coates has the power and authority to execute, deliver and perform its obligations under this Agreement, and neither the execution nor delivery of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or agreement to which it is a party.

7.2Tongji University represents and warrants as follows:

(a)  Tongji University is a duly organized, validly existing university of the

Ministry of Education of China.

(b)  Tongji University has the power and authority to execute, deliver and perform its obligations under this Agreement, and neither the execution nor delivery of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or agreement to which it is a party.

7.3  OBLIGATION OF TONGJI UNIVERSITY  Tongji University will use its best efforts to execute all such tasks as may be necessary to bring about the speedy completion of testing consistent with good business practice after receiving the engines; and

7.4  INDEMNIFICATION  Tongji University shall indemnify and hold Coates harmless from and against any and all expenses including costs and attorney's fees, claims, demands, liabilities or money judgments for death or bodily injury arising from the use and testing of the CSRV Engine to the extent that the damage is caused by Tongji University.

Coates shall indemnify and hold Tongji University harmless from and against any and all expenses including costs and attorney's fees, claims, demands, liabilities or money judgments for death or bodily injury arising from the design defect of the CSRV Engine or the quality problems of the two engines offered by COATES.

One party shall inform the other party as soon as practicable of any claim or action to which these foregoing provisions apply. The informed pqrty shall have the right, but not the obligation, to participate in any compromise, settlement or defense of any such claim or action.

7.5 MUTUAL INDEMNITITES Each of the parties hereto shall indemnify and save harmless the other from and against any losses, damages and costs (including legal fees and expenses), which the other may suffer or incur by reason of such party's breach of this Agreement.

7.6 SECURITY OF CSRV ENGINE The CSRV Engine must be placed in a secure room and only the project team shall be allowed to review the CSRV Engine. Unless provided otherwise in this Agreement, all testing results must be kept confidential and a copy of the testing results shall be delivered to Coates in a timely manner. All CSRV project personnel must sign a Confidential Information Agreement. All signed Confidential Agreements must also be delivered to Coates in a timely manner.

ARTICLE XIII — WAIVERS

8.1  No provision of this Agreement shall be deemed to have been modified by any act of either party, its agents or employees, or by the failure to object to any act of the other party which may be inconsistent herewith, or otherwise, signed by both parties.

ARTICLE IX — LIMITATIONS OF RIGHTS AND AUTHORITY

9.1  No rights or title whatsoever in the Patent Rights or Technical Information is granted by Coates to Tongji University, or shall be taken or assumed by Tongji University, in this Agreement.

9.2   Neither party shall in any respect whatsoever be taken to be the agent or representative of the other party and neither party shall have any authority to assume any obligation for the other party or to commit or bind the other party in any way

9.3  Neither party shall at any time heretofore or hereafter state or imply that the terms and conditions specified herein, or that the relationships between Coates and Tongji University, are in any way different from those specifically set forth in this Agreement.

ARTICLE X — FORCE MAJEURE

10.1 Neither party shall be liable for failure to perform or delay in performing obligations set forth in this Agreement, if to the extent and for so long as, such failure or delay or breach is due to natural disaster or any cause reasonably beyond the control of each party. If a party desires to invoke this Article it shall notify the other promptly of such desire and shall use reasonable efforts to resume performance of its obligations as soon as is reasonably possible. However, if performance by a party becomes impossible for more than twelve (12) consecutive months by reason thereof, this Agreement may be terminated upon either party giving thirty (30) days' prior written notice.

10.2 Each of the covenants contained in this Agreement shall be construed as separate covenants, and if any court shall finally determine that any covenants are too broad as to the area, activity, or time set forth therein, said area, activity or time shall be deemed reduced to whatever extent the court deems reasonable and such covenants shall be enforced as to such reduced area, activity or time, without limiting the scope or enforceability of the remaining provisions of those sections.

10.3 If any provision of this Agreement is declared invalid by a court of last resort or by any court from the decision of which an appeal is not taken within the time provided by law, then in such an event, this Agreement will be deemed to have been terminated only as to the portion thereof which relates to the provision invalidated by that judicial decision, but this Agreement, in all respects, will remain in force.

10.4 It is specifically agreed that no provision that is in any manner violation of the anti-trust laws of the United States of America or the related laws of China as now or hereafter enacted or construed, is intended to be or will be considered to be incorporated into this Agreement or will be binding upon the parties.

ARTICLE XI — LIMITATIONS OF ASSIGNMENT

11.1 The rights, duties and privileges of the parties hereunder shall not be transferred or assigned, either in whole or in part to any other entity or company.

ARTICLE XII — ARBITRATION AND GOVERNING LAW

12.1  In the event a claim or dispute arises between the parties related to this Agreement or the relationship or duties contemplated under this Agreement, it is hereby agreed that the claim or dispute shall be resolved by binding arbitration by the Hong Kong International Arbitration Center ("HKIAC"), under the HKIAC arbitration rules then in effect. Any award of the arbitrator(s) may be entered as a judgment in any court of competent jurisdiction. Information may be obtained and claims may be filed at the office of the Hong Kong International Arbitration Center.

12.2  If any party is unsatisfied with the arbitration award, the party can then submit the case to the jurisdiction of the competent courts in Hong Kong, China, and this Agreement shall be governed by and construed and enforced in accordance with the laws of Hong Kong Special Administrative Region.

ARTICLE XIII — ENTIRE AGREEMENT

13.1 This Agreement sets forth the entire Agreement and understanding by and between Coates and Tongji University as to the subject matter hereof and it supersedes all documents, verbal consents and understandings made before the execution of this Agreement and none of the terms of this Agreement shall be amended or modified except in a written document signed by Coates and Tongji University.

13.2 In the event of an inconsistency between any of the terms of this Agreement and any translation thereof into another language, the English language version shall control.

13.3 Should any portion of this Agreement be declared null and void, the remainder of this Agreement shall remain in full force and effect.

ARTCLE XIV — NOTICES

14.1 Any notice, consent or approval required under this Agreement shall be in English and in writing, and shall be delivered to the following addresses (a) personally by hand, (b) by Certified Mail, postage prepaid, with return receipt requested, or (c) by telefax, confirmed by such Certified Mail.

I f to Coates:

Coates International Ltd.
2100 Highway 34 & Ridgewood Road Wall Township, New Jersey 07719-9738
Attn: George J. Coates

If to Tongji University: Tongji University
School of Automotive Studies 4800 Cao An Road 201804 Shanghai, P.R. China

All notices shall be deemed effective upon the date delivered. If either party desires to change the address to which notice is sent to such party, it shall so notify the other party in writing in accordance with the foregoing.

ARTICLE XV — MISCELLANEOUS

15.1 "HEADINGS AND REFERENCES" — Headings in this Agreement are included herein for ease of reference only and have no legal effect. References herein to Sections or Attachments are to Sections and Attachments to this Agreement, unless expressly stated otherwise.

15.2 "RESTRICTION ON DISCLOSURE OF TERMS AND PROVISIONS"

This Agreement shall be distributed solely to: (i) those personnel of Coates and Tongji University who shall have a need to know its contents; (ii) those persons whose knowledge of its contents will facilitate performance of the obligations of the parties under this Agreement, (iii) those persons, if any, whose knowledge of its contents is essential in order to permit Tongji University or Coates to place or maintain or secure benefits under policies of insurance; or (iv) as may be required by law, regulation or judicial order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written in duplicate by their duly-authorized representative.

ATTEST:	THE COATES TRUST & COATES INTERNATIONAL LTD.

	By:	/s/ George J. Coates
GEORGE J. COATES, Trust Adjustor

By:	/s/ George J. Coates
GEORGE J. COATES, President & CEO

ATTEST:	TONGJI UNIVERSITY SCHOOL OF AUTOMOTIVE STUDIES

	By:	/s/ Diming Lou
DIMING LOU, PhD. & Professor

By:	/s/ Aimin Du
DU AIMIN, PhD. & Associate Professor
Title